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                          MANAGEMENT SERVICES AGREEMENT

         THIS AGREEMENT by and between Gabelli Funds, Inc., to be renamed Gabelli Group Capital Partners, Inc. (the "Parent") and Gabelli Asset Management Inc. (the "Subsidiary") is made as of this 9th day of February, 1999.

         WHEREAS, the Parent desires to retain the Subsidiary to provide the services described herein and the Subsidiary is willing to provide such services under the terms and conditions set forth herein.

         WHEREAS, the Subsidiary desires to be reimbursed for the costs of providing the services hereunder and the Parent is willing to reimburse the Subsidiary for such costs.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parent and the Subsidiary agree as follows:

         1. The Parent hereby retains the Subsidiary to (a) furnish office space and facilities, utilities and office equipment as are adequate for the Parent's needs, (b) oversee the administration of all aspects of the Parent's business and affairs, including accounting, budgeting, tax planning, securities trading and compliance matters, (c) provide personnel which it believes are competent to
(i) maintain the Parent's books and records in accordance with applicable laws and regulations, (ii) arrange for the purchase and sale of securities and other assets in the Parent's investment portfolio, (iii) prepare notices and agendas for meetings of the Parent's shareholders and Board of Directors as well as minutes of such meetings, and (d) provide reasonable levels of liability, directors' and officers' and errors and omissions insurance coverage, which coverage may be in the form of combined policies with the Subsidiary and its subsidiaries, subject to the approval of the Parent's Board of Directors.

         2. The Parent shall be responsible for the payment of its other expenses not specified in Paragraph 1 above, including (a) brokerage fees and commissions, (b) taxes, (c) interest charges on borrowings, (d) third-party legal, auditing and accounting fees and expenses, (e) the compensation of any of the Parent's directors, officers or employees who are not affiliated persons of the Subsidiary, and (f) litigation and other extraordinary or non-recurring expenses properly payable by the Parent. Nothing contained herein shall be construed to restrict the Parent's right to hire its own employees or to contract for administrative services to be performed by third parties.

         3. The Subsidiary undertakes and agrees to perform its duties under this Agreement in a manner consistent with this Agreement and any instructions which may from time to time be given to it by the Parent, and in a manner consistent with the provisions of applicable laws and regulations.
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Management Services Agreement
February 9, 1999
Page 2

         4. The Subsidiary shall give the Parent the benefit of its best judgment and effort in rendering services hereunder, but neither the Subsidiary nor any of its officers, directors, employees or agents shall be liable for any act or omission or for any loss sustained by the Parent in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under this Agreement.

         5. The Parent agrees to pay the Subsidiary for its services an annual reimbursement charge of $200,000, which is the Subsidiary's estimated annual cost of providing these services. To the extent that the Parent requests the Subsidiary to provide services or incur expenses beyond those specified in Paragraph 1 above, the Parent agrees to pay additional charges based on the actual time and expenses incurred. The reimbursement charge and any additional charges are payable quarterly in arrears.

         6. This Agreement shall become effective on the date first written above and shall continue in effect for one year and thereafter from year to year, but only so long as such continuation is specifically approved by the independent directors of the Subsidiary or a committee or subcommittee comprised solely of such independent directors. Either party may terminate this Agreement by giving the other party sixty days written notice.

         7. This Agreement (a) represents the entire understanding between the parties concerning these matters, (b) may not be amended or modified except in writing signed by each of the parties, and (c) shall be governed by and construed and enforced in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

GABELLI FUNDS, INC.


By:      /s/ James E. McKee
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         James E. McKee
         Vice President, General Counsel and Secretary


GABELLI ASSET MANAGEMENT INC.


By:      /s/ Robert S. Zuccaro
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         Robert S. Zuccaro
         Vice President and Chief Financial Office